Exhibit 99.2
Investor Presentation 2007

Forward Looking Statements This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These statements reflect management's current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the availability of loans and fluctuations in the credit markets; fluctuations in costs and expenses; demand for new housing; the ability to obtain entitlements on undeveloped land; competitive actions by other companies; changes in environmental laws or regulations and actions or restrictions of regulatory agencies; and other factors, many of which are beyond our control.

Forestar Investment Highlights Diversified and unique real estate portfolio 374,000 acres, 101 projects in nine states and twelve markets Significant cash flow from natural resources Financial strength Balance sheet positioned for growth Strategy driven, proven management team Significant experience in real estate acquisitions, development, and management of natural resources Forestar is uniquely positioned to create shareholder value Committed to Maximizing Long-Term Shareholder Value and Growing Our Business

Unique Portfolio of Assets Real Estate 374,000 Acres 9 States - 12 Markets 101 Projects Natural Resources 622,000 Net Mineral Acres 4 States TX, LA, AL, and GA Forestar is focused on creating significant value for shareholders, customers, partners and employees by growing our business and generating the greatest benefit from each and every acre of our land

Strategy Entitlement and Development of Real Estate Realization of Value from Natural Resources Accelerated Growth through Strategic and Disciplined Investment in Real Estate The combination of our strategy, financial strength, management expertise, stewardship, and continuous reinvestment in our business, uniquely positions Forestar to maximize long-term value for shareholders Maximize and Grow Long-Term Shareholder Value

Development User Value Land Develop Final use, return on cost discipline Entitlement Zoning, sewer, water, and road access Location Growth corridors, not yet entitled 17,000 27,000 330,000 High Low to moderate Book basis Value Chain Acres Relative Capital Required 374,000 Total Real Estate Acres Royalty Lease Unleased Revenue Interest in production - 322 wells Leasing Mineral acreage leased for exploration Location Mineral acreage available for lease 32,000 73,000 517,000 Low Book basis Book basis Value Chain Net Acres Relative Capital Required 622,000 Total Net Mineral Acres Our Strategy for Value Creation Real Estate Minerals Value Note: Acres as of Q3 2007

2000 - 2030 Population Growth + 80 million New Jobs + 45 million New Households + 20 million Fundamental Drivers of Real Estate Between 2000 and 2030, 80 million more people are projected to live in the United States; 51 million of which are expected to live in six states: Texas, California, Florida, Georgia, North Carolina and Arizona U.S. Census Bureau and Joint Center for Housing Studies at Harvard Texas California Arizona Florida Georgia Forestar Markets North Carolina

U.S. Housing Demand "Over the longer term, the outlook for housing markets is favorable. With household growth accelerating and second home demand climbing....housing production should average more than two million units annually over the next ten years." Harvard University - Joint Center for Housing Studies, State of the Nation's Housing U.S. Housing Demand Forecast, 2000-2030 2 million units per year 2000 2030 Housing Units 116 175 60 Million Housing Units

Our Ten Strategic Growth Corridors Estimated housing requirement in Forestar growth corridors from 2000 - 2030 exceeds 23 million new homes Population Density Change 2000-2030 Forestar Growth Corridors I-85 Atlanta, GA Charlotte, NC Raleigh, NC Birmingham, AL I-35 Dallas Austin San Antonio I-5 Sacramento San Francisco Los Angeles San Diego Houston Denver Phoenix Salt Lake Nashville Florida - SE Coast Washington, D.C. Active Forestar Markets

Focused on Growth Corridors 10 strategic growth corridors comprise less than 5% of U.S. surface area Located primarily in southern half of U.S. Between 2000 and 2030, growth corridors are projected to have Source: Woods and Poole 38% of U.S. job creation 28 million new jobs 41% of U.S. housing starts 23 million new homes 43% of U.S. population growth 34 million new people

Housing Market - National vs. Local Source: Moody's Economy.com Atlanta 35 - $186.2 Note: Projects and investment as of Q3 2007 $ in millions Forestar Projects and Investment by Market 100 = 20% down, 30 yr fixed mortgage = 25% of income Less than 100 100-150 More than 150 Affordability Salt Lake City 1 - $2.7 Antioch 1 - $8.8 Denver 5 - $26.4 Los Angeles 2 - $6.7 Kansas City 2 - $2.9 Tampa 3 - $7.2 TEXAS 52 - $330.8 Austin 17 - $108.4 Dallas/Ft. Worth 17 - $107.4 Gulf Coast 5 - $28.2 Houston 10 - $30.0 San Antonio 3 - $56.8

Strategy Entitlement and Development of Real Estate Realization of Value from Natural Resources Accelerated Growth through Strategic and Disciplined Investment in Real Estate Maximize and Grow Long-Term Shareholder Value

Real Estate Pipeline High-Value Land Owned 324,449 Ventures 6,258 Residential Owned 23,836 7,959 443 Ventures 860 5,029 1,373 Commercial Owned 2,054 669 330 Ventures 597 294 Total Acres 330,707 26,750 14,254 2,440 374,151 Estimated Residential Lots 24,721 5,195 29,916 Developed and Under Development Real Estate Undeveloped In Entitlement Process Entitled Total Acres 3,944 39,500 Value 330,707 Note: Acres and estimated lots as of Q3 2007

Sales Activity* * Includes joint venture activity High Value Land Acres Sold 1,924 Average Price / Acre $7,000 Residential Lots Sold 1,398 Average Price / Lot $54,400 Commercial Acres Sold 176 Average Price / Acre $242,500 YTD Q3 2007

Real Estate Entitlement and Development Strategic Initiatives Preferred residential and mixed-use communities Solution-oriented entitlement process - Activity in last 12 months 9 projects (2,932 acres) 2,771 residential acres; 161 commercial acres Execution - delivering development plans and projects 75 projects in development - 11 markets 43 wholly-owned and 32 ventures Customer target - quality national and regional builders Product focus: first and second move-up, the largest segments of the new home market and commercial development

Texas / Louisiana Land 55,000 acres total 1 project in entitlement: Lake Houston - 3,630 acres

Atlanta - Forestar's Largest Market Atlanta, GA 9th largest MSA in the U.S. Population 4.7 million, will double by 2025 #1 market for new building permits Home to 14 Fortune 500 companies World's busiest airport

Entitlement Activity Entitlement Activity - 19 projects - 21,530 acres

Entitled Projects Projects Entitled - 9 projects 2,932 acres 3,864 residential lots - 161 commercial acres

Wolf Creek - Proposed Master Planned, Mixed-Use Community 12,180 acre development 25 miles west of Atlanta's International Airport Entitlement activity in process Wastewater and water services Development of regional impact approved Cultural and historic preservation Comprehensive land use plan Current development plan Economic impact Jobs created at completion - 10,500 Location Map Site Plan 2,999 Greenspace and Recreation 300 Education 4.5 mm ft2 740 Retail 4.3 mm ft2 550 Office 17,500 units 7,591 Residential Acres Development

Towne West - Master Planned, Mixed-Use Community Project entitled Q4 2006 1,110 acre mixed-use development Located near I-75 in Bartow County, GA, approximately 60 miles north of Atlanta Concept development plan Site Plan Location Map 124 Adjacent Land for Future Development 215 Greenspace and Recreation 121 Retail / Office / Industrial 650 Residential 900,000 ft2 2,550 lots Acres Development

Florida 3 567 Georgia 16 4,140 Missouri 2 87 California 1 285 Colorado 5 822 Texas Austin 15 1,808 Gulf Coast 4 865 Dallas 17 3,477 Houston 8 2,469 San Antonio 3 2,119 Total Texas 47 10,738 Utah 1 58 TOTAL 75 16,697 Active Developments in Attractive Markets Projects in Development * Forestar has 75 active development projects in 7 states and 11 markets * Projects and acres as of Q3 2007 (includes ventures) Market Acres Projects

Cibolo Canyons - San Antonio, TX 2,800 Acre Mixed-Use Development Residential: 1,749 Lots - 464 Sold 1st and 2nd move up, custom Empty nester/Active adult, condo Homebuilders Highland, Meritage, Newmark and locals Commercial: 145 Acres - 64 Sold Multi-family and retail

Cibolo Canyons Resort and Golf Course 1,002 room JW Marriott resort - Expected to be the largest Marriott golf resort in U.S. Two TPC championship golf courses designed by Pete Dye and Greg Norman Project Economics Forestar contributes 700 acres + $38 million Economic development agreement includes: Receipt of revenues from 9% hotel occupancy and 1.5% sales tax from resort through 2034 Utility district reimbursements Resort Renderings

Strategy Entitlement and Development of Real Estate Realization of Value from Natural Resources Accelerated Growth through Strategic and Disciplined Investment in Real Estate Maximize and Grow Long-Term Shareholder Value

Minerals - Value Creation Opportunity * Typical lease term is 3 years Value Chain Net Acres 2006 Revenues 622,000 Total Value Economic Benefit Royalty Interest 32,000 $17.4 million 18%-27% share of production revenues Available for Lease 517,000 --- --- Leased* 73,000 $100-$400 / acre upfront payment $10.5 million $27.9 million

Located in Three Prolific Basins Texas and Louisiana Total net acres: 365,000 Available for lease: 269,000 Leased: 64,000 Held by production: 32,000

Western Minerals - Prolific Production Region Historic and Current Production Forestar Minerals 322 active wells 10 active oil and gas plays 15% of the continental U.S. gas production Texas and Louisiana Total net acres: 365,000 Available for lease: 269,000 Leased: 64,000 Held by production: 32,000

Eastern Minerals - Regional Oil and Gas Activity Alabama and Georgia Total net acres: 257,000 Available for lease: 248,000 Leased: 9,000 Held by production: ---

Natural Resources Financial Benefit Minerals provide diversified, consistent, and significant free cash flow Additional natural resource value creation opportunities Fiber sales Recreational leases Mitigation banks Water Value Natural resource cash flows will be reinvested to accelerate real estate value creation activities

Value Creation through Environmental Stewardship Forestar is dedicated to delivering value-driven economic, environmental and social sustainability while ensuring quality living for community residents Value Chain Acres 374,000 Total Real Estate Acres Value Best Practices Development 17,000 Conservation - Water - Greenspace The cornerstone of development plans and practices Location 330,000 Entitlement 27,000 Balanced Solutions and Thoughtful Planning Entitlements meet community needs ISO 14001 - Environmental Management System Responsible management of undeveloped land

Strategy Entitlement and Development of Real Estate Realization of Value from Natural Resources Accelerated Growth through Strategic and Disciplined Investment in Real Estate Maximize and Grow Long-Term Shareholder Value

Growth through Acquisitions Forestar invests in residential and mixed-use communities primarily in ten strategic growth corridors Investment discipline 35% return on cost Stringent underwriting and due diligence Education, employment, population, location and timing Primarily 1st and 2nd move-up, largest segment of new home market * Represents initial investment, does not include capital required for development activities Initial Investment Commercial Acres 2006 10 Real Estate Projects Residential Acres 2007 Through Q3 6 Real Estate Projects $74 million* 2,079 359 $45 million* 2,657 84

Project Economics Acquisition and development activity driven by return on cost discipline Target 35% return on cost, including proforma interest carry Development example 288 acres 819 lots Revenues Lot Sales $32.9 million $114,000 Costs Land Investment $5.9 million $20,200 Development* $18.5 million $64,000 Total Costs $24.4 million $84,200 Profit $8.5 million $29,800 Return on Cost 35% Total Per Acre *Development costs include proforma interest carry

2002 2003 2004 2005 2006 Q3-'07 Future 56 58 68 80 85 101 56 58 68 80 85 101 2002 2003 2004 2005 2006 Q3-'07 Future Growth Through Reinvestment Communities The combination of our strategy, financial strength, management expertise, stewardship, and continuous reinvestment in our business, uniquely positions Forestar to maximize long-term value for shareholders

Financial Overview

Income Statement Highlights (Dollars in Millions) FYE 2005 FYE 2006 YTD Q3 2007 Revenue Real Estate $118 $180 $115 Natural Resources 37 46 27 Total Revenues $155 $226 $142 Income Real Estate $46 $70 $40 Natural Resources 25 33 19 Total Operating Income $71 $103 $59 Unallocated Expenses (9) (15) (14) Interest (6) (6) (6) Income Before Taxes $56 $82 $39 Incomes Taxes (21) (30) (14) Net Income $35 $52 $25 Note: YTD Q3 2007 results are unaudited

2006 Revenues = $226 Million Forestar Revenue Diversification Percent of 2006 Revenues Timber & Leases 8% Minerals 12% Undeveloped Land 12% Commercial Operating Properties and Other 13% Commercial Tract Sales 22% Residential Lot Sales 33%

Balance Sheet Highlights (Dollars in Millions) FYE 2005 FYE 2006 YTD Q3 2007 Assets Current Assets $15 $13 $10 Real Estate 373 448 518 Investment in JV's 77 90 100 Timber 61 59 56 Other Assets 18 10 9 Total Assets $544 $620 $693 Liabilities Note Payable 13 111 146 Other Debt 109 51 73 Other Liabilities* 41 40 40 Total Liabilities $163 $202 $259 Equity $381 $418 $434 Debt / Total Capital 24% 28% 34% * Includes minority interest Note: YTD Q3 2007 results are unaudited

Cash Flow (Dollars in Millions) 2005 2006 YTD Q3 2007 Cash Flow from Operations Net Income $35 $52 $25 Depreciation & Depletion 5 6 8 Earnings in Unsoncol. Ventures (net) (13) (18) (2) Minority Interest (net) (1) 3 -- Cost of R.E. Sales 57 86 40 Acquisition & Development (65) (159) (119) Other 4 1 6 Cash from Operations 22 (29) (42) Cash flow from Investing PP&E (1) (4) (2) Investment in Ventures (net) & Other (5) 11 (7) Cash from Investing (6) 7 (9) Cash Flow from Financing Borrowings 11 39 62 Dividends to TIN & Other (28) (20) (13) Cash flow from Financing (17) 19 49 Net Cash Flow (1) (3) (2) Note: YTD Q3 2007 results are unaudited